UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 15, 2019

CANCER GENETICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35817	04-3462475
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

201 Route 17 North 2nd Floor, Rutherford, New Jersey		07070
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (201) 528-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (17 §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CGIX	The Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

BioPharma Business Transaction

On July 15, 2019, Cancer Genetics, Inc. (the “Company”) entered into a secured creditor asset purchase agreement (the “BioPharma Agreement”) by and among the Company, Gentris, LLC, a wholly owned subsidiary of the Company, Partners for Growth IV, L.P. (“Seller”), Interpace Diagnostics Group, Inc. (“IDXG”) and a newly-formed subsidiary of IDXG, Interpace BioPharma, Inc. (“Buyer”). The BioPharma Agreement provides for a consensual private foreclosure sale by Seller of all assets relating to the Company’s BioPharma Business (as defined in the BioPharma Agreement) to Buyer (the “Private Sale Transaction”). The Private Sale Transaction was consummated on July 15, 2019 (the “Closing Date”).

In connection with that certain loan and security agreement by and among the Company and Seller dated March 22, 2017, as amended (the “PFG Loan Agreement”), the Company provided as collateral to Seller a security interest in, and a lien on, all or substantially all of the Company’s assets, subject only to a prior lien to Silicon Valley Bank under the loan and security agreement by and among the Company and Silicon Valley Bank (“SVB”) dated May 7, 2015, as amended (the “SVB Loan Agreement”). As a result of a series of violations of financial and other covenants of the Company under the PFG Loan Agreement, Seller and the Company entered into a series of waivers, amendments and forbearance agreements beginning on May 14, 2018, with the period of forbearance under the fifth such agreement, dated January 16, 2019, expiring on April 15, 2019. On or about July 15, 2019, Seller notified the Company that events of default had occurred under the PFG Loan Agreement, accelerated all Obligations (as defined in the PFG Loan Agreement) and notified the Company that it intended to conduct a foreclosure sale of the Company’s assets, particularly that portion of the Company’s assets relating to the BioPharma Business (the “Purchased Assets”) pursuant to Article 9 of the Uniform Commercial Code.

Pursuant to the BioPharma Agreement, Buyer purchased from Seller the Purchased Assets and assumed certain liabilities of the Company relating to the BioPharma Business, providing as gross consideration $23,500,000, less certain closing adjustments totaling $1,978,240 (the “Base Purchase Price”), of which $7,692,300 is in the form of a promissory note issued by Buyer to the Company (the “Excess Consideration Note”) and the remainder was paid in cash to or on behalf of Seller on the Closing Date. In addition, Buyer is assuming certain liabilities of the Company related to the BioPharma Business in the aggregate sum of approximately $5 million. Seller utilized the cash proceeds to satisfy the outstanding balance of approximately $2,910,000 due to Silicon Valley Bank under the SVB Loan Agreement and satisfy the outstanding balance of approximately $6,340,000 due to Seller under the PFG Loan Agreement, and to satisfy certain transaction expenses. The balance of approximately $2,260,000, net of payment of transaction expenses, was delivered to the Company along with the Excess Consideration Note.

The Excess Consideration Note will mature on the earlier of the date of (i) the consummation of an investment after the date of the BioPharma Agreement by Ampersand Capital Partners or any of its affiliates (“Ampersand”) into IDXG or Buyer (the “Ampersand Investment”), following IDXG receiving the approval of its shareholders of the issuance of shares of its stock in connection therewith (the “IDXG Shareholder Approval”) and (ii) the third anniversary of the Closing Date, and will be paid interest-only quarterly prior to maturity at a rate of 6.0% per year. Ampersand is simultaneously making an investment in IDXG, part of the proceeds of which are being used to fund the Private Sale Transaction. Following closing, the Base Purchase Price will be adjusted based on the net worth (assets less liabilities) of the BioPharma business as of June 30, 2019 as compared to the net worth of the BioPharma business as of April 30, 2019, with any increase or decrease in net worth over such period being added or subtracted, respectively, to the principal of the Excess Consideration Note, with such adjustment not to exceed $775,000. The Excess Consideration Note is also subject to set-off in the event that certain older accounts receivable of the Company purchased by Buyer, in the aggregate amount of approximately $830,000, are not collected prior to December 31, 2019, and as indemnification for breaches of certain limited warranties and of covenants of the Company and other specified items, subject to agreed-upon caps, baskets and survival periods as set forth in the BioPharma Agreement. Alternatively, if the Excess Consideration Note is no longer outstanding after December 31, 2019, the above-mentioned accounts receivable adjustment will be satisfied through an AR Holdback (as defined in the BioPharma Agreement) mechanism, as set forth in the BioPharma Agreement. The Excess Consideration Note is subordinated in favor of Buyer’s senior lender, subject to certain exceptions set forth therein.

The Company and Buyer also entered into a transition services agreement (the “TSA”) pursuant to which the Company and Buyer will provide certain services to each other to accommodate the transition of the BioPharma Business to the Buyer. In particular, the Company agreed to provide to Buyer, among other things, certain personnel services, payroll processing, administration services and benefit administration services described in an exhibit thereto, for a period not to exceed six months from the Closing Date, subject to the terms and conditions of the TSA, in exchange for payment or reimbursement, as applicable, by Buyer for the costs related thereto, including salaries and benefits for certain of the Company’s BioPharma employees during the transition period. In addition, it is anticipated that John A. Roberts, the Company’s Chief Executive Officer, and Glenn Miles, the Company’s Chief Financial Officer, may enter into part-time consulting arrangements with Buyer and/or IDXG to assist with the transition.

In connection with the Closing, the SVB Loan Agreement and the PFG Loan Agreement were terminated, and all related liens were released.

The BioPharma Agreement contains certain representations and warranties, which are made solely for purposes of the BioPharma Agreement and, in some cases, are subject to qualifications and limitations agreed to by the parties thereto in connection with the negotiated terms of the BioPharma Agreement, and which are qualified by disclosures that were made in connection with the parties’ entry into such agreement.

Prior to entry into the BioPharma Agreement, the Company, at the direction of its Board of Directors, had been engaged in substantial marketing of the Company and its assets, which did not yield any offer that would have provided consideration to the Company that was greater than that provided under the BioPharma Agreement.

The above summary is not a complete description of the BioPharma Agreement, the Excess Consideration Note and the TSA, and is qualified in its entirety by reference to the complete text of the respective documents, which are filed as Exhibits 2.1, 4.1 and 10.1, respectively, to this Current Report on Form 8-K and incorporated by reference in their entirety.

Future Operations/Risk Factors/Forward-Looking Statements

Following the Private Sale Transaction and the previously disclosed sale of the Company’s clinical laboratory business (the “Clinical Business”) to siParadigm, LLC (“siParadigm”), completed on July 8, 2019 (the “Clinical Transaction”), the Company continues to own and operate its Discovery business, which it obtained through the acquisition of vivoPharm in 2017. vivoPharm offers proprietary preclinical test systems supporting innovative drug development with an emphasis on immune-oncology therapies at early stages, valued by the pharmaceutical industry, biotechnology companies and academic research centers.

Under Securities and Exchange Commission (the “SEC”) rules, the Company is presenting certain proforma financial information set forth in Item 9.01(b) of this Current Report on Form 8-K. Such proforma financial information does not purport to be indicative of the results of operations or the financial condition which would have actually resulted if the sale of the Company’s Clinical Business and the BioPharma Business had been completed on the dates indicated and does not purport to indicate the results of future operations. In particular, such pro forma financial information should not be read as indicating the results that would have actually resulted if the Company’s sole business had been its Discovery Business (as defined in the BioPharma Agreement) in the applicable periods.

The Company faces a significant number of challenges and uncertainties with respect to its future operations, including, but not limited to, the following risks and uncertainties:

●	the Company’s ability to collect on future income streams from (i) its remaining accounts receivable not sold in the Clinical Transaction or the Private Sale Transaction (approximately $3.5 million, as set forth in the unaudited proforma consolidated balance sheet as of March 31, 2019), (ii) the Earn-Out mechanism due from siParadigm (as disclosed in the Company’s Current Report on Form 8-K, filed with the SEC on July 9, 2019), which is subject to uncertainties as to siParadigm’s ability to continue generating revenues from the Company’s former customers, siParadigm’s ability to set off indemnification claims against the Earn-Out and siParadigm’s financial condition, among other risks, and (iii) the Excess Consideration Note, which is subject to the possible failure of IDXG to obtain the IDXG Shareholder Approval, the failure of IDXG or Buyer, as applicable, to satisfy the other closing conditions for the Ampersand Investment, IDXG’s failure to comply with its senior secured credit facility, Buyer’s ability to assert set off claims against the Excess Consideration Note as a result of the net worth, accounts receivable and indemnification-related adjustments as set forth therein or the risk of non-collection generally;

●	the Company’s ability to avoid litigation and settle with its remaining creditors, who are owed $14.7 million in current liabilities ($15.4 million in total liabilities), including $7.6 million in accounts payable and accrued expenses and aggregate principal amount of unsecured promissory notes of $4.3 million, as compared to current assets of $17.3 million (including the Excess Consideration Note), as set forth in the unaudited proforma consolidated balance sheet as of March 31, 2019;

●	the Company’s ability to successfully operate the Discovery Business or otherwise derive benefit from such business;

●	the Company’s ability to maintain its listing on The Nasdaq Capital Market; and

●	the Company’s ability to successfully explore additional strategic transactions or alternatives.

The Company’s management in recent months has focused on settling the claims arising from defaults to its secured lenders and on consummating the Clinical Transaction and the Private Sale Transaction as a way to satisfy pressing secured lender claims and maximize value for its other stakeholders. The Company intends to continue to investigate various paths forward and explore strategic alternatives. No assurances can be given at this time as to the degree of success, if any, which the Company will be able to achieve with respect to future operations, with respect to the recoveries it may be able to provide to the Company’s creditors, or with respect to the residual value, if any, attributable to the Company’s stockholders.

The foregoing statements are forward-looking statements which involve risks and uncertainties. These forward-looking statements speak only as of the date hereof. Cancer Genetics, Inc. disclaims any obligation to update these forward-looking statements.

Item 1.02. Termination of a Material Definitive Agreement.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 8.01. Other Events.

On July 15, 2015, the Company issued a press release announcing the Private Sale Transaction and the Clinical Transaction. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(b) Proforma Financial Information

The Company’s unaudited proforma consolidated statements of operations for the year ended December 31, 2018 and the three months ended March 31, 2019, the unaudited proforma consolidated balance sheet as of March 31, 2019, and the notes related thereto, are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description

2.1	Secured Creditor Asset Purchase Agreement, dated July 15, 2019, by and among Interpace BioPharma, Inc., Cancer Genetics, Inc., Interpace Diagnostics Group, Inc. and Partners for Growth IV, L.P.
4.1	Promissory Note of Interpace BioPharma, Inc., dated July 15, 2019, in favor of Cancer Genetics, Inc.
10.1	Transition Services Agreement, dated July 15, 2019, by and between Interpace BioPharma, Inc. and Cancer Genetics, Inc.
99.1	Press Release of Cancer Genetics, Inc., dated July 15, 2019.
99.2	The unaudited proforma consolidated statements of operations for the year ended December 31, 2018 and the three months ended March 31, 2019, the unaudited proforma consolidated balance sheet as of March 31, 2019, and the notes related thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCER GENETICS, INC.

	By:	/s/ John A. Roberts
	Name:	John A. Roberts
	Title:	Chief Executive Officer

Date: July 19, 2019